                                  FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


     Date of Report (Date of Earliest Event Reported)  January 24, 1996


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


                       Commission file number: 0-5256


               GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                     Delaware                    58-1351398
         (State or Other Jurisdiction of        (I.R.S. Employer
         Incorporation or Organization)        Identification No.)



                          Two North Riverside Plaza
                           Chicago, Illinois 60606
                  (Address of Principal Executive Offices)


                               (312) 648-5656
            (Registrant's telephone number, including area code)


                               Not Applicable
 (Former name, former address and former fiscal year, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On January 24, 1996, Great American Management and Investment, Inc.'s subsidiary, Eagle Industries, Inc. ("Eagle"), sold the stock of Burns Aerospace Corporation ("Burns") to BE Aerospace, Inc. for cash proceeds of $42.5 million, including $11.6 million for the purchase of accounts receivable previously sold under Eagle's accounts receivable securitization program. Eagle expects to record a net loss of approximately $55 million, including the write-off of $51.7 million of goodwill, in conjunction with the sale of Burns. Burns is a manufacturer of commercial aircraft seating.

ITEM 5.  OTHER EVENTS

On January 30, 1996, Great American Management and Investment, Inc.'s subsidiary, Eagle Industries, Inc., completed the tender offer for its Senior Deferred Coupon Notes due 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements

          Not applicable.

     (b)  Pro Forma Financial Statements

          It is not practicable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be included in the Company's Annual Report on Form 10-K.

     (c)  Exhibits

          2.1 Acquisition Agreement dated December 14, 1995 among BE Aerospace, Inc., Burns Aerospace Corporation, Eagle Industrial Products Corporation, Eagle Industries, Inc. and Great American Management and Investment, Inc. (Incorporated by reference to Exhibit 1 of BE Aerospace, Inc.'s, Commission File Number 0-18348, Current Report on Form 8-K, dated December 14, 1995.)

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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   GREAT AMERICAN MANAGEMENT AND
                                   INVESTMENT, INC.




                                   By:  /s/  Sam A. Cottone
                                        -------------------

                                        Sam A. Cottone
                                        Senior Vice President, Chief
                                        Financial Officer & Treasurer




Dated:  February 6, 1996